Volvo Cars of North America, Inc.





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                                   AUTHORIZED
                               RETAILER AGREEMENT

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                                                                    [LOGO] VOLVO

                                TABLE OF CONTENTS

                            I. BUSINESS RELATIONSHIP

The Partners agree that a climate of mutual trust, respect, and shared information is fundamental to the joint pursuit of a shared vision, which is the foundation of this Agreement.

 1. TERM OF AGREEMENT .....................................................    3

 2. OWNERSHIP .............................................................    3

 3. MANAGEMENT ............................................................    4

 4. CHANGES IN OWNERSHIP OR MANAGEMENT ....................................    4

 5. LOCATION ..............................................................    5

 6. FACILITIES ............................................................    5

 7. CAPITALIZATION OF RETAILER ............................................    6

 8. DISPOSITION OF BUSINESS BY RETAILER ...................................    6

 9. SUCCESSION OF OWNERSHIP OR MANAGEMENT .................................    8

10. TERMINATION ...........................................................    9

11. DISPUTE RESOLUTION ....................................................   13


                     II. VOLVO CUSTOMER OWNERSHIP EXPERIENCE

The Partners agree that the highest priority for Retailer and Company is providing a superior ownership experience for Volvo Customers. This will be achieved by providing unique customer value, and by treating Volvo customers and prospective Volvo customers with honesty and integrity.

12. RETAILER BUSINESS PLAN ................................................   14

13. REVIEW AND UPDATE OF BUSINESS PLAN ....................................   14

14. VEHICLE SALES OR SERVICE IMPROVEMENT PLAN .............................   14

15. PRODUCT AVAILABILITY ..................................................   15

16. PURCHASE AND DELIVERY .................................................   15

17. PAYMENTS BY RETAILER ..................................................   16

18. INVENTORY OF COMPANY VEHICLES .........................................   16

19. DEMONSTRATORS .........................................................   17

20. BUSINESS HOURS ........................................................   17

21. PARTS AND ACCESSORIES .................................................   17

22. WARRANTIES ON COMPANY PRODUCTS ........................................   17

23. PRE-DELIVERY SERVICE ..................................................   18

24. REPAIR AND MAINTENANCE SERVICE ........................................   18

25. TRAINING ..............................................................   18


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                            III. OPERATING PROVISIONS

The Partners agree that the success of Volvo, its name, trademarks and reputation is their joint responsibility.

26. USE OF VOLVO TRADEMARK ................................................   18

27. DISCONTINUANCE OF RIGHT TO USE TRADEMARK ..............................   19

28. LINES OF CREDIT .......................................................   20

29. ACCOUNTING AND RECORD KEEPING .........................................   20

30. RETAILER INFORMATION SYSTEMS ..........................................   20

31. CHANGE IN PRICES ......................................................   20

32. EXPORT OF COMPANY VEHICLES ............................................   20

33. FACTORY SUGGESTED PRICE LABELS ........................................   20

34. INDEMNIFICATION .......................................................   21

35. COMPLIANCE WITH LEGAL REQUIREMENTS ....................................   21

36. COMPLIANCE WITH CONSUMER PROTECTION LAWS AND REGULATIONS ..............   22

37. TRADE PRACTICES .......................................................   22

38. REPURCHASE OF COMPANY PRODUCTS BY THE COMPANY .........................   22


                          IV. MISCELLANEOUS PROVISIONS

39. LICENSING REQUIREMENTS ................................................   23

40. INSURANCE .............................................................   23

41. TAXES .................................................................   23

42. WAIVER ................................................................   23

43. AGENCY ................................................................   23

44. SUBRETAILERS ..........................................................   24

45. ASSIGNMENT OF RIGHTS OR DELEGATION OF DUTIES ..........................   24

46. NOTICE AND SERVICE OF NOTICE ..........................................   24

47. APPLICABLE LAW AND SEVERABILITY .......................................   24

48. FINANCIAL INFORMATION .................................................   24

49. ENTIRE AGREEMENT ......................................................   24

50. NO FRANCHISE FEE OR ADDITIONAL PAYMENTS ...............................   24

51. CAPTIONS ..............................................................   25

52. TIME OF THE ESSENCE ...................................................   25

53. DATE OF PERFORMANCE ...................................................   25

54. RULES OF CONSTRUCTION .................................................   25


                                 V. DEFINITIONS

55. DEFINITIONS ...........................................................   25

                          AUTHORIZED RETAILER AGREEMENT

This Authorized Retailer Agreement ("Agreement") is entered into this 7 day of May 1996, by and between Volvo Cars of North America, Inc., a Delaware corporation with its principal place of business at 7 Volvo Drive, Rockleigh, New Jersey, 07647 ("the Company") and European Motors, LLC, d/b/a Volvo of Chattanooga ("Retailer"), having its address at 5949 Brainerd Road, Chattanooga, Tennesee 37421.

This Agreement delineates the rights and responsibilities of the Company and Retailer, who each believe that the goals described in the Preamble to this Agreement can be achieved while providing the Company and Retailer with reasonable profits, and providing Volvo Customers with a superior ownership experience.

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration referenced herein, the sufficiency of which is hereby acknowledged, it is mutually agreed by the parties as follows;

                                    PREAMBLE

A.   MISSION

     The mission of Volvo Cars of North America, Inc., and its Retailer Partners is to maximize the potential of Volvo products, by identifying and fulfilling clearly defined customer needs and demands.

     This will be achieved by:

          o Providing an ownership experience regarded as superior in the industry.

          o Developing and maintaining financially strong and professional Retailers that are either exclusive, or have Volvo products as their primary business.

          o Developing a superior organization where employees strive for excellence based on individual motivation, and TQM oriented leadership; and

          o Exploiting Volvo virtues created by leadership in the areas of quality, safety and environmental care.

                                                          VCNA MISSION STATEMENT

                                                                   January, 1995

B.   VISION

     This Agreement is the very foundation of the partnership between Volvo Cars of North America, Inc. and its Retailers. It has been carefully and diligently constructed by a team of equals, representing both Partners in the spirit of fairness and cooperation.

     It  is  upon  this   foundation  we  will  strive  to  build  a  preeminent
     organization dedicated to fulfilling our joint vision:

     A seamless  manufacturer/retailer  commercial entity created and maintained by:

          o    Sharing in risks and rewards.

          o    Building of financial strength.

          o    Common "ownership" of the Volvo brand.

          o Maximizing the potential of Volvo products and delivering a superior ownership experience.

     Consistent with our vision, we mutually agree to conduct our respective businesses with the highest level of integrity, thereby creating a strong perception of seamlessness in the eyes of our customers.

C.   PRINCIPLES OF OUR RELATIONSHIP

     Both Partners have the right to expect from each other the mutual commitment to and belief in the following Principles:

          o That the pursuit of the Mission Statement and the Vision is a joint responsibility.

          o That the overall direction of the development of the name, trademarks and reputation of "Volvo" is a joint responsibility.

          o    That rewards be shared in relation to risks assumed.

          o    That the Volvo brand be further protected and developed.

          o    That people are important.

          o    That unique customer-value be provided.

          o    That disputes be resolved in a fair and equitable manner.

          o    That information be shared timely and accurately.

          o That honesty and integrity are fundamental to our conduct of business.

          o That the commitment to and fulfillment of these principles is the foundation upon which the right to represent Volvo is awarded.

D.   RETAILER PARTICIPATION

     The strength of this Agreement is the mutuality principle. It has been deliberately constructed to protect the interests of both Partners equally, for it is our mutual interests which make us strong.

     The Company and Retailer agree that their interests must be aligned to attain these goals and achieve long term success in the automotive market. These interests include, without limitation, the profitable marketing, promoting, selling and servicing of Company Products while building superior levels of customer loyalty and satisfaction with the Company and Retailer.

     In consideration of Retailers' commitments, and to ensure a mutually satisfactory relationship between Company and its Retailers, the Company has established mechanisms for Retailer participation in the decision-making process on matters significantly affecting Retailer's business. Retailer involvement is provided through six principal mechanisms: the Executive Committee, Regional Operating Teams, Retailer Action Teams, Performance Enhancement Teams, the Market Representation Panel, and the Mediation Panel.

     A.   EXECUTIVE COMMITTEE

          Guided by the Mission Statement, Vision, and the Principles, the Executive Committee is a Volvo policy team whose primary focus is the future value of our business.

          Four Retailers participate along with Company executives from various disciplines. Retailer participants must have previously served as members of a Regional Operating Team, are selected by the Executive Committee, and serve for staggered two-year terms.

     B.   REGIONAL OPERATING TEAMS

          The Regional Operating Teams are comprised of an equal number of Retailers and Company representatives. Regional Operating Teams deal with regional and local business issues in areas such as advertising and market support.

     C.   RETAILER ACTION TEAMS

          The Executive Committee may establish Retailer Action Teams as necessary, to review certain specific business issues. The Executive Committee will determine the membership of each Retailer Action Team and the scope of its assignment.

     D.   PERFORMANCE ENHANCEMENT TEAMS

          Performance Enhancement Teams are comprised of 8-14 Retailers and two Company representatives. These Retailer-managed teams focus on best practices sharing and team problem solving.

     E.   MARKET REPRESENTATION PANEL

          The Market Representation Panel, consisting of three Retailers (one of whom is from the Executive Committee), and three Company representatives (of which one is from the Executive Committee) review and revise the criteria used by the Company for awarding the Retailer Agreement.

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     F.   MEDIATION PANEL

          The Mediation Panel is designed to help resolve certain disputes which may arise between a Retailer and the Company, and is comprised of two Retailers, two Company representatives, and one member chosen by the Mediation Panel.

     Each of the above committees, teams, and panels represent each Partner's belief in the mutuality principle and commitment to the future of the Volvo brand.

                            I. BUSINESS RELATIONSHIP

The Partners agree that a climate of mutual trust, respect, and shared information is fundamental to the joint pursuit of a shared vision, which is the foundation of this Agreement.

1.   TERM OF AGREEMENT

     This Agreement is for a five-year term, beginning on the date it is signed by a Company Officer, unless the parties mutually terminate in writing, or it is terminated as otherwise provided herein.

     If Retailer is not in material breach of this Agreement when it expires, the Company will, either offer Retailer the then current Authorized Retailer Agreement, or renew or extend this Agreement. The Company agrees to notify Retailer in writing, no later than one (1) year prior to the end of the term of this Agreement, in the event that the Company does not intend to renew or extend this Agreement, or offer Retailer the then current Authorized Retailer Agreement.

     The term of this Agreement may be extended only by written agreement between the parties, signed by an Officer of the Company. If the parties continue their business relationship after this Agreement expires, the relationship will be on a month-to-month basis only, and all other terms of this Agreement will be applicable.

2.   OWNERSHIP

     A.   Principal Owners.

     This Agreement is in the nature of a personal services contract between the Company and Retailer. The Company enters into this Agreement in express reliance on, and in consideration of, the expertise, reputation, character, integrity, ability, representations and professional and personal qualifications of the Principal Owner(s) listed below.

     In addition, the Company relies upon the fact that at all times during this Agreement's term, the individuals identified below will remain the Principal Owner(s) of Retailer, and that each is committed to achieving the goals described in the Preamble to this Agreement, and understands and agrees to abide by the terms and conditions of this Agreement:

                                                                                       PERCENTAGE OF
             NAME                                RESIDENTIAL ADDRESS                 OWNERSHIP INTEREST
     1. Nelson E. Bowers, II                217 Colmore Circle                              99%

     2. _____________________               Lookout Mountain, Tennessee 37350          _______________

     3. John T. Lupton                      Two Union Square

     4. _____________________               Chattanooga, Tennessee  37402              _______________

     Retailer represents and agrees that the person(s) named as Principal Owner(s) above, and only those person(s), will exercise the ownership, control and/or management of Retailer and that any change in ownership, control or management shall be made only in accordance with, and subject to, the terms and conditions of this Agreement.

     B.   Investors.


          The following person(s), ("Investor(s)"), also has an ownership interest in Retailer:

                                                                                       PERCENTAGE OF
             NAME                                RESIDENTIAL ADDRESS                 OWNERSHIP INTEREST
     1. Same As Section IIA                 _______________________________________    _______________

     2. _____________________               _______________________________________    _______________

     3. _____________________               _______________________________________    _______________

     4. _____________________               _______________________________________    _______________

     Retailer represents and agrees that the person(s) named as investors above will not exercise control and/or management of Retailer's operations.

3.   MANAGEMENT

     The Company and Retailer agree that Retailer's success under this Agreement depends upon dedicated, full time, professional, qualified, on-site management. The Company and Retailer agree that if no Principal Owner identified in Section 2A, either: (i) maintains his or her principal place of business at the Retailer Facility; or (ii) is involved in Retailer Operations on a full time, on-site, day-to-day basis, except in those circumstances when Owner operates more than one Retail Facility in the same Area of Responsibility or Market Area, that full managerial authority shall be granted to the person named below (the "General Manager"), and that this General Manager shall devote his or her personal services on a full time, on-site, day-to-day basis to Retailer's management and operation. The Company enters into this Agreement in reliance on, and in consideration of Retailer's representation that; (i) the General Manager will possess the expertise, reputation, character, integrity, ability, and professional and personal qualifications to achieve the goals and objectives of this Agreement; (ii) he or she is committed to achieving the goals described in the Preamble to this Agreement; and (iii) he or she understands and agrees to a bide by the terms and conditions of this Agreement.

     Retailer agrees that the General Manager identified in this Section 3 shall have an ownership interest in Retailer of at least twenty percent (20%).

                                                                                       PERCENTAGE OF
             NAME                                RESIDENTIAL ADDRESS                 OWNERSHIP INTEREST

---------------------------------      --------------------------------------        ------------------


4.   CHANGES IN OWNERSHIP OR MANAGEMENT

     Because this Agreement is in the nature of a personal services contract, and the Company has entered into this Agreement in reliance on, and in consideration of, the expertise, reputation, character, integrity, ability, representations and professional and personal qualifications of the Principal Owners, Investors and the General Manager identified in Sections 2 and 3 above, if Retailer desires to make any change in: (i) Retailer's ownership, including, but not limited to, any attempt to conduct a public offering of any of Retailer's shares, regardless of the number or percentage of shares; or (ii) the relative shares among the Principal Owners or other investors referenced in 2B, Retailer agrees to obtain the Company's written approval, which shall not be unreasonably withheld. The Company recognizes that Retailer may wish to make a public offering of Retailer's shares, and that such a proposed offering of Retailer's shares shall not constitute the sole grounds upon which Company may reasonably withhold approval under this Section.

     Retailer agrees that the Company's knowledge of any change in ownership interest or management of Retailer will not be a waiver of the Company's rights and/or Retailer's obligations under this Section unless the Company has approved the change in writing.



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


5.   LOCATION

     In consideration of the Company entering into this Agreement, Retailer agrees to at all times establish and maintain Retailer Facilities and Operations in accordance with Company Policies, at only the following location(s):

                                  Location 1                            Location 2                       Location 3
A. New Car Sales             5949 Brainerd Road                   ______________________            ______________________
   & Showroom                Chattanooga, Tennessee 37421         ______________________            ______________________
                             ______________________               ______________________            ______________________




B. Service,                  5949 Brainerd Road                   ______________________            ______________________
   Parts &                   Chattanooga, Tennessee 37421         ______________________            ______________________
   Accessories               ______________________               ______________________            ______________________




C. Volvo Select              5949 Brainerd Road                   ______________________            ______________________
   Pre Owned Vehicles        Chattanooga, Tennessee 37421         ______________________            ______________________
   Display                   ______________________               ______________________            ______________________




D. Administrative Support    5949 Brainerd Road                   ______________________            ______________________
   Activities                Chattanooga, Tennessee 37421         ______________________            ______________________
                             ______________________               ______________________            ______________________

6.   FACILITIES

     Retailer and the Company agree that appropriate Retailer Facilities are necessary to achieve the goals described in the Preamble to this Agreement and to provide Volvo Customers with a superior ownership experience. Retailer agrees to operate its Retailer Facilities in accordance with this Agreement and the then current Retailer Facilities Guide. If Retailer operates multiple sales and/or service facilities, the terms of this Agreement will apply to all Retailer Facilities.

     A.   Location.

          Retailer will provide Retailer Facilities that: (i) will enable Retailer to perform its responsibilities under this Agreement; (ii) are satisfactory in space, appearance, layout, equipment, and signage; and (ii) are in accordance with the then current Retailer Facilities Guide. Retailer will conduct its Retailer Operations only from the location(s) identified in Section 5.

     B.   Changes and Additions.

          Retailer will not move, relocate, or substantially change the usage of Retailer Facilities, nor will Retailer, Principal Owner, Investor, or General Manager directly or indirectly establish or operate any other locations or facilities for any of the Retailer Operations (or similar operations) contemplated by this Agreement without the Company's prior written consent, which will not be unreasonably withheld. Retailer agrees that all new Retailer Facilities shall conform to architecture, design and style described in the then current Retailer Facilities Guide.

          The Company and Retailer agree that any changes in Retailer Facilities will be reflected in a written addendum to this Agreement. Retailer will promptly correct any deficiencies in Retailer's performance of its responsibilities under this Section 6.

          Retailer acknowledges that the addition and maintenance of another line of vehicles or another automobile dealership operating simultaneously with its Retailer Operations at Retailer Facilities could adversely affect Retailer's sales and service performance with respect to Company Products. Accordingly, Retailer agrees to: (i) notify the Company in writing within ten (10) days of its execution of an agreement or letter of intent to add a new line of vehicles to be sold or serviced at Retailer Facilities; and (ii) obtain the Company's written approval which will not be unreasonably withheld.

     C.   Development of Market Studies.

          The Company may, from time to time, conduct studies of various geographic areas to evaluate market conditions. These market studies may, where appropriate, evaluate factors including geographical characteristics, consumer shopping patterns, existence of competitive automobile dealerships, sales opportunities and service requirements of the geographic area in which Retailer's Area of Responsibility or Market Area is located, trends in marketing conditions, current and prospective trends in population, income, occupation, and other demographic characteristics which the Company may determine to be relevant. Based upon such studies, the Company will make recommendations concerning the market and Retailer Facilities. The Company will give Retailer prior notice of its intention to conduct a study which includes the geographic area in which Retailer's Area of Responsibility or Market Area is located. Within 30 days of notice, Retailer should provide the Company with all information Retailer believes relevant to the market study.

     D.   Evaluation of Retailer Facilities and Location.

          The Company will periodically evaluate Retailer's performance of its responsibilities under this Section 6. In making evaluations, the Company will consider: (i) the land and building space Retailer actually dedicates to its performance under this Agreement; (ii) the then current Retailer Facilities Guide; (iii) the appearance, condition and layout of Retailer Facilities; (iv) the ability of Retailer Facilities to satisfy the sales opportunities and service requirements of the Area of Responsibility or Market Area; and (v) other factors that may directly relate to Retailer's performance of its responsibilities under this Agreement. Evaluations prepared pursuant to this Section 6 will be discussed with and provided to Retailer, and Retailer may comment in writing within thirty (30) days of its receipt of an evaluation.

7.   CAPITALIZATION OF RETAILER

     Retailer agrees that its ability to market, promote, sell and service Company Vehicles and provide Volvo customers with a superior ownership experience is dependent in part upon Retailer maintaining adequate working capital to meet its obligations under its Business Plan. The Company will provide Retailer with a Working Capital Guide to assist Retailer in determining its working capital requirements. Retailer agrees that the Company may, upon prior written notice, reasonably modify the Working Capital Guide.

8.   DISPOSITION OF BUSINESS BY RETAILER

     Retailer and the Company agree that to achieve the goals described in the Preamble to this Agreement, each Authorized Retailer shall be owned and operated by parties committed to achieving these same goals.

     Retailer agrees that this Agreement is in the nature of a personal services contract. While the Company acknowledges that Retailer has the right to sell or otherwise transfer the stock and/or assets of the dealership, Retailer acknowledges and agrees that this right is subject to this Section 8.

     A.   General.

          The Company recognizes Retailer's opportunity to sell or other wise dispose of all or substantially all of Retailer's assets (including goodwill) related to Retailer's obligations or performance under this Agreement at any time and on such terms and conditions as Retailer may decide to accept. Any transfer or sale of any stock of Retailer, or a transfer and/or sale of a majority of the assets of Retailer to any person or entity will be subject to the prior written approval of the Company. Retailer agrees to provide the Company with all documents reasonably necessary for the Company's evaluation of any transfer of Retailer's stock or assets. Retailer also agrees that the time period for the Company's review and evaluation of any transfer of stock or assets shall not begin until all necessary documents have been submitted to the Company. Subject to the Company's rights in Section 8B below, the Company will not unreasonably withhold consent to enter into a new agreement with a buyer on terms substantially the same as the provisions of this Agreement, or the then current Authorized Retailer Agreement. Retailer agrees that if, in the Company's business judgment, a sale may adversely affect the Company's ability to achieve its goals described in the Preamble to this Agreement, or the ability of the proposed retailer to meet the obligations under the then current Authorized Retailer Agreement, the Company may reasonably withhold approval.

     B.   Right of First Refusal.

          (i)  Request to Transfer.

               If Retailer submits a written request to transfer stock and/or assets in Retailer as described in this Section 8, the Company shall have the right of first refusal or option to purchase Retailer's stock and/or assets. The Company must notify Retailer of its election to exercise such right within thirty (30) days after receiving Retailer's complete written proposal. If the Company exercises its right of first refusal, this shall supersede any other right that Retailer may have to transfer or otherwise dispose of its stock or assets. The Company may assign its right or option to a third party.

          (ii) Bona Fide Agreement.

               If Retailer enters into a bona fide written agreement for the sale of its stock and/or assets, the Company's right under this
               Section 8 shall be a right of first refusal, enabling the Company to assume the buyer's rights and obligations under such agreement and cancel this Agreement and all rights granted Retailer. Upon the Company's request, Retailer agrees to provide all documents relating to the proposed transfer, including, without limitation, those reflecting any other agreements or understandings between the parties to the transfer agreement.

         (iii) Non Bona Fide Agreement.

               If Retailer fails to provide documentation as required in Section 8B(ii), or states in writing that the requested documents do not exist, the Company will conclusively presume that the agreement is not bona fide. If the Company determines that the agreement is not bona fide, the Company will have the option to purchase Retailer's stock and/or assets utilized in Retailer's Operations. The Company may also, but shall not be required to, purchase any of Retailer's real property or leasehold interest related to Retailer's Facilities.

          (iv) Purchase Price.

               If  Retailer  enters  into a bona  fide  written  agreement,  the
               Company and Retailer agree that the purchase price and other terms of sale under the right of first refusal will be those described in such agreement and any related documents, unless Retailer and the Company agree to other terms. In the absence of a bona fide written agreement, the purchase price of Retailer's stock and/or assets, excluding new and undamaged parts and accessories, and other essential terms, will be determined by good faith negotiation between the parties. If an agreement cannot be reached, the purchase price and any other essential terms not agreed upon will be determined through binding arbitration conducted by the American Arbitration Association.

               Each party agrees to pay its own attorneys' fees associated with this arbitration. If the sale involves the sale of real property, Retailer agrees to transfer the real property by warranty deed, in recordable form, conveying marketable title free and clear to the Company. If the sale involves the sale, transfer, or assignment of a leasehold interest, Retailer agrees to sell, transfer, or assign such interest in a method typically undertaken in similar commercial transactions.

          (v)  Assignments.

               If the Company elects to exercise its rights under this Section 8, Retailer shall transfer or assign to the Company all licenses, authorizations, permits, and other documents typically required in similar commercial transactions, and shall grant all other necessary approvals to conduct Retailer Operations in a manner similar to that immediately prior to the sale.

          (vi) Successors and Assigns.

               The Company's rights under this Agreement shall be binding on and enforceable against any assignee or successor in interest of Retailer or any purchaser of Retailer's stock and/or assets, unless the Company has previously approved the successor under
               Section 9A.

     C.   Outstanding Obligations.

          Retailer agrees that all outstanding monetary obligations to the Company shall be paid prior to, or at the time of, transfer.

9.   SUCCESSION OF OWNERSHIP OR MANAGEMENT

     A.   Successor Addendum.

          Retailer may apply for a successor addendum designating proposed principal owners and/or owners of a successor retailer to be established if this Agreement expires because of the Principal Owner(s) death or incapacity. The Company may execute the successor addendum if the proposed successor completes, to the Company's satisfaction, the then current selection process to become an Authorized Retailer used by the Company.

     B.   Rights of Heirs.

          If a Principal Owner(s) or General Manager (with an ownership interest) dies and his or her interest in Retailer's Operations passes directly to any heir who wishes to succeed to such party's interest, the Principal Owner's or General Manager's legal representative must notify the Company within thirty (30) day's of the Principal Owner's or General Manager's death of such heir's or heirs' intent to succeed the Principal Owner's or General Manager's interest. If a Principal Owner(s) or General Manager becomes incapacitated, then the Principal Owner's or General Manager's legal representative must notify the Company within thirty (30) days of the determination of such incapacity and provide the Company with plans, if any, for a successor. The effect of notice of death or incapacity from either the Principal Owner's or General Manager's legal representative will be to suspend any notice of termination provided for in Section 10A (iv).

     C.   Rights of Remaining Owners and Investors.

          If this Agreement  would  otherwise  terminate  because of a Principal
          Owner's death or incapacity, and Retailer and the Company have not executed a successor addendum, the remaining Principal Owners or Investors, if any, may propose a successor to continue the operations identified in this Agreement. The proposal must be made in writing to the Company at least thirty (30) days prior to the termination of this Agreement.

          The  proposal  will be accepted if: (i) it meets the  requirements  of
          Section 2 with regard to ownership; (ii) the proposed successor successfully completes the Authorized Retailer selection process;
          (iii) any proposed owner(s) satisfies applicable Authorized Retailer selection criteria; iv) the proposed successor retailer and/or the proposed general manager are ready, willing and able to comply with the requirements of the then current Authorized Retailer Agreement, and agree to implement the Business Plan; and (v) all of the former Retailer's outstanding monetary obligations to the Company have been satisfied.

     D.   Limitation on Offers.

          The Company will notify the individual or entity making a proposal under Sections 9A, B, or C in writing of the decision on a proposal under this Section 9 within sixty (60) day's after: (i) Retailer has submitted all applications and information that the Company reasonably requested, and (ii) the proposed retailer has successfully completed the selection process to become an Authorized Retailer. The Company's offer to enter into the then current authorized Retailer agreement under this Section 9 will automatically expire if not accepted by the proposed successor retailer within sixty (60) days after it receives the offer.

     E.   New Successor Addendum.

          Retailer may cancel an executed successor addendum in writing at any time prior to the death or incapacity of a Principal Owner. The Company may cancel an executed successor addendum only if the proposed Principal Owner(s) no longer meets the selection criteria to become an Authorized Retailer. The parties may execute a superseding successor addendum by agreement.

10.  TERMINATION.

     A.   Immediate Termination.

          This Agreement will continue in force, and will govern all transactions between the Company and Retailer until terminated in accordance with this Section 10. Any termination of this Agreement shall apply to all Retailer Facilities. The Company and Retailer may also terminate this Agreement by mutual written agreement at any time.

          Retailer may terminate this Agreement at any time, with or without reason, by giving the Company sixty (60) days prior written notice. The Company may terminate this Agreement upon written notice to Retailer if the distribution agreement between the Company and Manufacturer is terminated.

          Retailer and the Company agree that certain conduct which is within Retailer's control is so contrary to achieving the goals described in the Preamble to this Agreement, and to the spirit, purpose and objectives of this Agreement, that any of the following conduct will constitute a material breach of this Agreement and justify its immediate termination, upon written notice:

               (i) Change in the control, ownership or management of Retailer as described in Section 4 of this Agreement including, without limitation, an attempted public offering of ownership in Retailer, without the Company's prior written approval; or

               (ii) Sale, transfer, or assignment by Retailer of this Agreement, or any of the rights granted to it under this Agreement, or any transfer, assignment or delegation by Retailer of any of the responsibilities assigned to a Retailer under this Agreement, without the Company's prior written approval; or

               (iii) Sale, transfer or assignment by Retailer of any of the stock or substantially all of the assets used by Retailer in its Volvo operations, without the Company's prior written approval; or

               (iv) Subject to the provisions in Section 9, death or mental incapacity of Retailer (if Retailer is an individual) or any person identified in Section 2 of this Agreement; or

               (v) Misrepresentation by Retailer concerning Retailer's ownership
               or  management,   or  any  material   misrepresentation   in  the
               application for this Agreement, or at any time thereafter; or

               (vi) Undertaking by Retailer or any of its owners to conduct either directly or indirectly, any of Retailer's Operations at locations other than those designated in this Agreement, without the Company's prior written approval; or

               (vii) Willful misrepresentation by Retailer, or any of its agents or employees, in any claim or application for reimbursement by, or payment from the Company, including, without limitation, warranty claims, goodwill payments, incentives, work performed pursuant to a recall, pre-delivery inspection, or for any other refund, credit, incentive, allowance, discount, reimbursement or payment applied for or received under any Company program; or

               (viii) Knowing acceptance by Retailer of any payment for any work not performed or contracted for by Retailer in accordance with this Agreement, or any applicable warranty or other Company Policies, service bulletin, procedures or programs the Company may issue; or

               (ix) Filing by Retailer of a voluntary petition in bankruptcy, or the filing of a petition to have Retailer declared bankrupt, providing the petition is not vacated within thirty (30) days; or any adjudication of Retailer as bankrupt pursuant to an involuntary petition; or any appointment by a court of a temporary or permanent receiver, trustee, or custodian for Retailer, Retailer's assets or Retailer's business who shall not be discharged within thirty (30) days; or execution of any assignment for the benefit of creditors provided that the assignment is not set aside within thirty (30) days; or any material levy under attachment, or by any process of law by which a third party acquires rights in or to the ownership or operation of any Retailer Facility provided that the levy is not vacated within thirty (30) day's; or if Retailer is unable to meet maturing debts on terms agreeable to its creditors; or any dissolution of Retailer; or

               (x) Use by Retailer of any unfair, misleading, deceptive or fraudulent advertising or business practice in the marketing, sale or servicing of any Company Product or in any program offered by Company; or

               (xi) Conviction of or entry of a judgment in a court of competent jurisdiction against a Retailer or any person named in Sections 2 or 3, of a felony, or any unfair, misleading, deceptive or fraudulent business practice; or

               (xii) Failure of Retailer to conduct its sales, service and parts operations during the customary business hours of the trade in Retailer's Area of Responsibility or Market Area for five (5) consecutive business days, unless any failure is caused by contingencies beyond Retailer's reasonable control, including strikes, civil war, riots, fires, floods, earthquakes, or other acts of God, provided that Retailer immediately resumes its customary operation after the cause of the closure or cessation of operation is removed; or

               (xiii) Refusal or inability by Retailer to pay any amount Retailer owes to the Company within thirty (30) days after the Company demands payment from Retailer; or

               (xiv) Failure by Retailer to comply with Section 35 of this Agreement; or a

               (xv) Agreement, combination, understanding or contract by Retailer, whether oral or written, with any other corporation, person, firm or other legal entity for the purpose of unlawfully fixing prices of Company Products, or otherwise violating any law; or

               (xvi) Failure by Retailer to procure and maintain any license or other governmental authorization necessary to operate as a Volvo Retailer; or

               (xvii) Importation, distribution or sale of Company Products which are not originally manufactured, designed or intended for use in the United States, without the Company's prior written approval.

     B.   Sixty Day Cure Period Prior to Termination.

          The Company may also terminate this Agreement upon no less than thirty
          (30) days prior written  notice if Retailer fails to cure within sixty
          (60) days, to the Company's satisfaction, any other material default in its performance under this Agreement. These material defaults include, without limitation, the following:

               (i) Any dispute, disagreement, or controversy between or among persons identified in Section 2 of this Agreement which, in the Company's reasonable opinion, adversely affects the ownership, operation, management, or business of Retailer or Company; or

               (ii) Retention by Retailer of any General Manager, who in the Company's reasonable opinion is not competent, or no longer possesses the requisite qualifications for the position, or who has acted in a manner contrary to the continued best interests of the Company or Retailer; or

               (iii) Any material modification or change in the use of Retailer's Facilities, including, without limitation, the addition or maintenance of another line of vehicles at Retailer's Facilities without the Company's prior written approval; or

               (iv) Failure by Retailer to improve, alter, or modify its Retailer Facility to meet the requirements in the Company Facilities Guide or other Company Policies, or which Retailer had agreed or represented to the Company that Retailer would make or do; or

               (v) Failure by Retailer to maintain and employ in Retailer's business and operations under this Agreement sufficient net working capital and net worth to enable Retailer to satisfy Retailer's responsibility under this Agreement; or

               (vi)  Failure  by  Retailer  to  update  its  Business   Plan  in
               accordance with Section 13; or

               (vii) Failure by Retailer to maintain adequate flooring lines of credit for Company Vehicles; or

               (viii) Failure by Retailer to maintain an inventory of new Company Vehicles of the latest model in accordance with the objectives agreed to by Retailer and the Company; or

               (ix) Failure by Retailer to keep available at all times, in excellent condition for demonstration purposes, a representative number and mix of the latest models equipped with the latest accessories offered by the Company; or

               (x) Failure by Retailer to, at all times, keep in Retailer's Facilities), an inventory of Genuine Volvo Parts and Accessories in quantities that the Company reasonably determines are necessary to meet the current and reasonably anticipated service requirements of Volvo Customers; or

               (xi) Failure by Retailer to keep records of its business relating to Company Products, or any failure, after reasonable notice to Retailer, to submit Retailer's accounts and records relating to the sale and servicing of Company Products, or allow the Company to inspect its accounts and records; or

               (xii) Failure by Retailer to furnish the Company, within reasonable time limits specified by the Company, and on forms prescribed by or acceptable to the Company, statements of Retailer's financial condition and operating results; or

               (xiii) Failure by Retailer to furnish the Company on such forms and at such times as the Company may reasonably require, reports of Retailer's sales and inventory of Company Products and used automobiles; or

               (xiv) Failure by Retailer to maintain warranty records in accordance with the Company Policies; or

               (xv) Negligent or willful conduct by Retailer that the Company determines, in a reasonable exercise of its discretion, to be harmful to the reputation of the Company, Company Products, or Marks/Trademarks.

     C.   Failure to Meet Improvement Plan Objectives.

          If Retailer fails to cure deficiencies identified in the improvement plans within the periods described in Section 14, the Company may terminate this Agreement upon thirty (30) day's prior written notice to Retailer.

          If Retailer refuses to enter into the applicable improvement plan, the Company may terminate this Agreement in accordance with Section 10A.

     D.   Applicable Notice Provision for Termination.

          Retailer and the Company acknowledge that under certain state laws, the time period required for notice of termination may vary from those described herein. Retailer and the Company agree that statutory and regulatory time provisions, when greater than those provided above, shall control as applicable.

     E.   Failure to Terminate Shall Not Constitute a Waiver.

          The Company may terminate this Agreement under any applicable provision which it elects, notwithstanding the existence of any other grounds for termination, or the failure to refer to such other grounds for termination. The Company's failure to specify additional ground(s) for termination in its notice shall not preclude the Company from later establishing, upon notice, that termination is also supported by such additional grounds, without regard to when those additional grounds were discovered.

     F.   Procedure on Termination.

          Termination of this Agreement shall end Retailer's status as an Authorized Retailer, but shall not affect any liability of either party to the other accruing prior to the date of termination, or arising out of Agreement.

          Upon termination Retailer agrees to immediately: (i) discontinue the use of any trademarks or trade names made up in whole or in part of any trademark or tradename belonging to the Company or Manufacturer;
          (ii) remove all signs containing any such trademarks or trade names; and (iii) render unfit for the use originally intended (or to certify to the Company that Retailer will not use for the purpose originally intended) any stationery, printed matter, or advertising containing any such trademarks or trade names. In addition, Retailer will not represent or continue any practices which might make it appear that it is still an authorized Volvo retailer and will permanently discontinue any use of the word Volvo in Retailer's corporate title, firm name or tradename and will immediately take such steps as may be necessary or appropriate in the opinion of the Company to change such corporate title, firm name or tradename to eliminate the word Volvo, all without cost or expense to the Company.

          Upon termination under Section 10A, all unfilled orders for Company Products will be deemed canceled. Upon termination under Section 10B, the Company will have the option to complete or cancel all unfilled orders for Company Products then pending and will have a similar right to complete or cancel any firm orders given after notice and before termination.

          Upon  termination  of this  Agreement,  Retailer shall transfer to the
          Company: (i) all orders for sale by Retailer of Company Products then pending with Retailer and all deposits obtained whether in cash or in kind; (ii) all of Retailer's warranty files regarding warranty claims on Company Products; (iii) all lists, files and service records of Volvo Customers; and (iv) all technical or service literature, advertising and other printed material relating to Company Products, including, without limitation, sales instruction manuals, service manuals, and promotional materials. All warranty claims must be closed within thirty (30) days of such termination.

          After termination, the Company's acceptance of orders from Retailer, Retailer's continuance of sale of Company Products, or the Company's referral of inquiries to Retailer or any business relations either party has with the other will not be construed either as a renewal of this Agreement or a waiver of the termination. If the Company accepts any orders from Retailer after termination, all such transactions will be governed by the terms of this Agreement applicable to such transactions, unless otherwise agreed in writing.

11.  DISPUTE RESOLUTION


     Retailer and the Company recognize that certain disputes may arise between them as to application and interpretation of this Agreement, the Company Policies, and the other controlling documents referenced in this Agreement. While understanding that certain federal and state courts and agencies may be available to resolve any disputes, Retailer and the Company agree that it is in their mutual best interests, consistent with achieving the goals described in the Preamble to this Agreement, and in the spirit of this Agreement, to attempt to resolve first through mediation, described below, all disputes arising from a notice of termination as described in Section
     10. Each party agrees to pay its own attorney's fees, costs and expenses associated with such mediation.

     A.   Non-Binding Mediation.

          Prior to initiating any judicial, agency or other administrative proceeding, the Company and Retailer agree to mediate any dispute arising from a notice of termination as described in Section 10. Mediation shall be held at the Company regional office closest to Retailer, or at another mutually agreed upon location, and shall begin within ten (10) days after receipt of notice: (i) invoking this
          Section 11; and (ii) clearly specifying the nature of the dispute. Mediation shall not be binding unless first agreed to in writing by Retailer and the Company. Any mediation under this Section 11 shall be conducted before a Company/Retailer Mediation Panel (the "Mediation Panel") chosen by the Company and Retailer at least five (5) days before such mediation is scheduled to begin, and shall be governed by the Company's Mediation Guidelines.

     B.   Mediation Panel.

          The Mediation Panel shall consist of: (i) two members of the Company management, including one from Retailer's region; (ii) two Retailer Mediators, one of which shall be from Retailer's Region, but not by an Authorized Retailer which has an Area of Responsibility in a Market Area contiguous to or in competition with Retailer; and (ii) one member chosen by the members identified in (i) and (ii). Within twenty
          (20) days of hearing the dispute, the Mediation Panel shall recommend, in writing, a solution to Retailer and the Company. The parties agree that a majority vote of the Mediation Panel shall be deemed to be the final decision of the Mediation Panel. Each party shall have five (5) days to accept or reject the Mediation Panel's solution, in its entirety.

     C.   No Waiver of Rights During Mediation.

          The Company and Retailer agree that neither party shall waive any rights it may have under any federal or state law during the pendency of any mediation under this Section 11.

     D.   Tolling.

          Each party agrees that mediation under this Section 11 will toll any applicable statute of limitations during the mediation and solution review periods referenced above. If Retailer is required under any applicable state law to file a letter of protest before the completion of any mediation contemplated hereby, nothing herein shall prohibit Retailer from filing such protest; however, Retailer must continue with the mediation procedures described in this Section 11.

     E.   Cost of Enforcement.

          If the parties are unable to resolve disputes under this Section 11, and a party elects to initiate administrative proceedings or civil litigation arising from such disputes, the prevailing party shall, in addition to all other available remedies, be entitled to recover all of its reasonable attorneys' fees, court costs and expenses of litigation.

                     II. VOLVO CUSTOMER OWNERSHIP EXPERIENCE

The Partners agree that the highest priority for Retailer and Company is providing a superior ownership experience for Volvo Customers. This will be achieved by providing unique customer value, and by treating Volvo Customers and prospective Volvo customers with honesty and integrity.

12.  RETAILER BUSINESS PLAN

     Before entering into this Agreement, Retailer has provided the Company with a Business Plan, signed by all Principal Owners listed in Section 2A of this Agreement, and the General Manager listed in Section 3 of this Agreement. The Business Plan addresses all areas of Retailer's business, including, without limitation:

          o Retailer's strategy for providing a superior ownership experience for Volvo Customers;

          o    Retailer's   strategy   for   developing   Retailer's   Area   of
               Responsibility or Market Area;

          o A detailed description of Retailer's sales objectives and its method of achieving its objectives;

          o A detailed description of Retailer's service objectives and its method of achieving its objectives;

          o    A detailed description of Retailer's Facilities;

          o A complete statement of Retailer's ownership and management structure;

          o A complete statement of Retailer's financial structure, including capitalization and lines of credit;

          o    Retailer's strategy for staffing and personnel development;

          o Retailer's strategy for advertising, merchandising, and community relations; and

          o Retailer's strategy for other items as agreed to by Retailer and the Company.

     Retailer further agrees to develop its Area of Responsibility or Market Area according to its Business Plan, and to fulfill its commitments as described in the Business Plan.

13.  REVIEW AND UPDATE OF BUSINESS PLAN

     Retailer's performance under this Agreement is essential to the effective representation of the Company in the marketing, promotion, sale and service of Company Products and the reputation and goodwill of other Volvo retailers. Retailer agrees to update and submit its written Business Plan to the Company at least annually, or more often if the Company requests. All Business Plan updates shall include Retailer's evaluation of its performance for the previous year, and any proposed modifications to the Business Plan.

     Retailer and the Company agree that Retailer's performance shall be evaluated based on criteria agreed to in Retailer's Business Plan, or as updated. If Retailer and the Company agree that the changes to the proposed Business Plan, or update are necessary. Retailer will make all necessary modifications, and resubmit the Business Plan, or update, for the Company's review and approval. While Retailer's Business Plan is subject to update and review, the Company will require Retailer to modify Retailer's Facilities only if the Company can show that a material change in marketing conditions warrants modification in Retailer's Facilities,

14.  VEHICLE SALES OR SERVICE IMPROVEMENT PLAN

     If the Company determines that Retailer has failed to meet any material provision of its Business Plan, or as updated, Retailer agrees to enter into a written improvement plan to cure any performance deficiency. The Company agrees that: (i) Retailer will have a minimum of six (6) months from execution of an improvement plan to cure any performance deficiency; and (ii) the Company will provide reasonable assistance as the Company and Retailer agree upon in advance and in writing.

15.  PRODUCT AVAILABILITY

     The Company agrees to provide and allocate Company Products among its Retailers on a fair and equitable basis.

     Retailer agrees that, because Company Products may not be available in sufficient quantities from time to time, the Company, in the exercise of its reasonable business judgment, may determine the manner and method of allocation among the Company's Retailers without any liability to the Company.

16.  PURCHASE AND DELIVERY

     A.   Retailer Purchases.

          (i)  Company Vehicles.

               From time to time the Company will advise Retailer of the number and model lines of Company Vehicle which the Company has available for sale to Retailer and, subject to Section 15, Retailer will have the right to purchase such Company Vehicles. The Company will distribute Company Vehicles to Authorized Retailers in accordance with the Company's written distribution policies and procedures in effect from time to time, and in accordance with this Section 16.

          (ii) Genuine Volvo Parts and Accessories.

               Retailer will submit firm orders for Genuine Volvo Parts and Accessories to the Company in such quantity and variety to fulfill Retailer's obligations under this Agreement. Retailer will submit all orders in accordance with Company Policies. The Company may accept orders in whole or in part, and all orders shall be effective only upon acceptance by the Company (but without necessity of any notice of acceptance by the Company to Retailer). Orders for Genuine Volvo Parts and Accessories shall not be cancelable by Retailer after acceptance and shipment by the Company, except as otherwise provided in this Agreement.

         (iii) Other Products and Services.

               Retailer may submit firm orders to the Company for other products and services the Company may offer for sale to Retailer from time to time in such quantity and variety to fulfill Retailer's obligations under this Agreement. Retailer will submit all orders in accordance with Company procedures. The Company may accept orders in whole or in part, and all orders shall be effective only upon acceptance by the Company (but without necessity of any notice of acceptance by the Company to Retailer). Orders for other products and services shall not be cancelable by Retailer after acceptance and shipment by the Company, except as otherwise set forth in this Agreement.

          (iv) Changes in Company Products.

               The Company may discontinue the supply, or change the design of component materials, of Company Products at any time. The Company will be under no liability to Retailer for any changes and will not be required, as a result of any changes, to make any changes to Company Products previously purchased by Retailer. No change shall be considered a model year change unless so specified by the Company.

     B.   Delays in Delivery.

          The Company will not be liable for failure or delay in delivery to Retailer of Company Products if the failure or delay is beyond the control, or without the fault or negligence of, the Company.

     C.   Passage of Title.

          Title to each Company Product Retailer purchases under this Agreement shall pass to Retailer, or to the finance institution designated by it, upon delivery to a carrier for shipment to Retailer, but the Company shall retain a security interest in, and right to repossess, any such Company Product described in Section 16E below.

     D.   Shipment of Company Products.

          (i)  Company Vehicles.

               The Company may select the mode of transportation, route and point of origin for Company Vehicles shipped to Retailer. Retailer will pay to the Company the applicable destination charges that the Company establishes for Retailer for Company Vehicles delivered to Retailer that are in effect at the time of shipment. The Company will bear the risk of loss and damage to Company Vehicles until delivery to a transport carrier for shipment; however, the Company will, if requested by Retailer in a manner and within the time as the Company shall from time to time specify, prosecute for and on behalf of Retailer, at Retailers expense, claims against the responsible transport carrier for loss of or damage to Company Vehicles during transportation.

          (ii) Genuine Volvo Parts and Accessories.

               The Company will ship Genuine Volvo Parts and Accessories to Retailer by whatever means of transportation, by whatever route, and from whatever point the Company may select. The Company will bear the risk of loss and damage to Genuine Volvo Parts and Accessories until delivery to a transport carrier for shipment; however, the Company will, if requested by Retailer in a manner and within the time as the Company shall from time to time specify, prosecute for and on behalf of Retailer, at Retailer's expense, claims against the responsible transport carrier for loss of or damage to Genuine Volvo Parts and Accessories during transportation.

     E.   Security Interest.

          As security for full payment of all sums Retailer owes to the Company under this Agreement, whether such sums are now, or subsequently become due and owing, Retailer grants to the Company, subject to any prior perfected secured creditor's security interest, a security interest in all inventory, including, without limitation, Company Products and proceeds from sales or insurance, and all liens. Upon any non-payment or default in payment, the Company may accelerate any then existing debt and shall have all applicable rights, including, without limitation, those specified in the Uniform Commercial Code. If the Company requests, Retailer agrees to perfect the Company's security interests.

     F.   Charges for Storage and Diversions.

          Retailer is responsible for, and will pay all charges, for demurrage, storage and other expenses accruing after shipment to Retailer or to a carrier for transportation to Retailer. If diversions of shipments are made upon Retailer's request, or are made by the Company because of Retailer's failure or refusal to accept shipments of Retailer's orders, Retailer will pay all additional charges and expenses incident to such diversion.

17.  PAYMENTS BY RETAILER

     Payment for Company Products purchased by Retailer shall be made in cash in advance or by other payment methods the Company approves in writing. The Company's receipt of any commercial paper will not constitute payment until collected in full. Retailer will pay all collection costs, including but not limited to, reasonable attorneys' fees, costs and expense of litigation.

18.  INVENTORY OF COMPANY VEHICLES

     Retailer will maintain, and the Company shall supply, a representative inventory of new Company Vehicles of the latest model in accordance with Retailer's Business Plan. Retailer shall store and maintain such new Company Vehicles in accordance with Company Policies.

19.  DEMONSTRATORS

     Retailer will keep available at all times, in excellent condition for demonstration purposes, a representative number and mix of the Company Vehicles of each of the latest models equipped with the latest accessories.

20.  BUSINESS HOURS

     Retailer will conduct its Retailer Operations during hours which are reasonable and convenient for customers. All aspects of Retailer Facilities will be open for business during days and hours reasonably necessary to provide a superior customer experience, and consistent with local practice in Retailer's Area of Responsibility or Market Area.

21.  PARTS AND ACCESSORIES

     A.   Inventory.

          Retailer agrees to purchase and maintain at Retailer's Facility, in accordance with Company Policies, a sufficient inventory of Genuine Volvo Parts and Accessories necessary to meet the current and reasonably anticipated requirements of Volvo Customers.

     B.   Warranty Repairs.

          When performing warranty repairs, or other repairs paid for, or reimbursed, in whole or in part by the Company, Retailer shall only use Genuine Volvo Parts and Accessories.

     C.   Non-Genuine Volvo Parts and Accessories.

          When performing repairs on any Company Vehicle, other than warranty repairs or repairs paid for, or reimbursed in whole or in part by, the Company, Retailer may sell and install non-Genuine Volvo Parts and Accessories.

     D.   Quality of Parts.

          If Retailer sells, and/or installs non-Genuine Volvo Parts and Accessories during repairs or service of Company Products under
          Section 21C, Retailer will not use parts or accessories that do not meet Company standards or that could adversely affect the mechanical operation, safety, integrity or reputation of Company Products.

     E.   Disclosure.

          If Retailer sells and/or installs non-Genuine Parts and Accessories during repairs or service as described in Section 21C above. Retailer will, prior to repair or installation, conspicuously disclose to the customer in writing on all copies of the customer's repair order and invoice the following:

          (i) Those parts and accessories which are non-Genuine Volvo Parts and Accessories; and

          (ii) That non-Genuine Volvo Parts and Accessories are not covered by the Company or Manufacturer warranty.

22.  WARRANTIES ON COMPANY PRODUCTS

     The Company provides a written warranty for the Company Products it markets. The Company and Retailer shall each fulfill promptly their respective obligations under such warranties.

     Retailer agrees to furnish each retail purchaser or end user of a Company Vehicle purchased from, or delivered by Retailer, excepting used vehicles not covered under the Volvo Select Pre Owned Program, with such form of warranty and maintenance record, owner's manual, and/or other documentation then currently provided by the Company.

     EXCEPT AS OTHERWISE PROVIDED BY LAW, THE WRITTEN COMPANY WARRANTIES ARE THE ONLY WARRANTIES APPLICABLE TO COMPANY PRODUCTS. EXCEPT FOR ITS LIMITED LIABILITY UNDER SUCH WRITTEN WARRANTIES, THE COMPANY AND MANUFACTURER DO NOT ASSUME ANY OTHER

     WARRANTY, OBLIGATION OR LIABILITY, RETAILER IS NOT AUTHORIZED TO CREATE OR ASSUME ANY ADDITIONAL WARRANTY OBLIGATION OR LIABILITY ON BEHALF OF THE COMPANY OR MANUFACTURER. ANY SUCH UNAUTHORIZED ASSUMPTION OR CREATION OF OBLIGATIONS WITHOUT THE PRIOR WRITTEN AUTHORIZATION OF THE COMPANY SHALL BE THE SOLE RESPONSIBILITY OF RETAILER. AS TO RETAILER, THE WRITTEN WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE COMPANY DISCLAIMS ANY LIABILITY TO RETAILER FOR COMMERCIAL LOSSES BASED ON NEGLIGENCE OR MANUFACTURER'S STRICT LIABILITY OR ANY OTHER THEORY OF RECOVERY.

23.  PRE-DELIVERY SERVICE

     Retailer agrees to inspect, service, condition and prepare each new Company Vehicle before delivery to a customer in accordance with applicable pre-delivery inspection, service and conditioning standards and schedules the Company furnishes from time to time to Retailer, and to perform such other normal service and conditioning work as may be prescribed in the Company Policies. Retailer will maintain adequate pre-delivery service and inspection records, and upon request, Retailer will provide to the Company evidence that it has performed pre-delivery services.

24.  REPAIR AND MAINTENANCE SERVICE

     Retailer agrees to perform: (i) warranty service and repairs; (ii) services included in On Call(R) (or other roadside assistance plan the Company may offer from time to time); (iii) extended contract service repairs; (iv) recall and service campaign repairs; (v) inventory maintenance; and (vi) other maintenance required on Company Products in accordance with the Company's then current recommendations and specifications, regardless of where customer purchased Company Products. Warranty, recall, service campaign and On Call services are provided for the customer's benefit, and Retailer agrees that the customer shall not be obligated to pay for any charges for these services for which Retailer is reimbursed by the Company or a third party designated by the Company.

25.  TRAINING

     Retailer and the Company agree that ongoing training and development of Retailer employees is necessary to provide Volvo Customers with a superior ownership experience, and achieve the goals described in the Preamble to this Agreement. To help accomplish this, the Company agrees to provide or make training programs available to Retailer, and Retailer will require all appropriate employees, as the Company may determine, to participate in such training programs the Company offers. Retailer shall be responsible for reasonable charges and expenses related to such training, unless otherwise advised by the Company.


                            III. OPERATING PROVISIONS

The Partners agree that the success of Volvo, its name, trademarks and reputation is their joint responsibility.

26.  USE OF VOLVO TRADEMARK

     Retailer agrees that the Company has been authorized by AB Volvo, Gothenburg, Sweden, to permit Retailer to use the name "Volvo" under the following terms and conditions:

     A.   Ownership of Mark.

          AB Volvo is the owner of numerous trademarks and trade names: (i) the name "Volvo" is a valid and existing trademark presently owned by AB Volvo and is registered by AB Volvo in the United States Patent and Trademark Office; (ii) AB Volvo presently has the sole right to use such trademarks (except to the extent that it has previously expressly authorized others to do so) and to authorize others to use such trademarks; and (iii) valuable goodwill has accrued to, and is attached to, such trademarks.

     B.   Company Rights.

          The Company has been granted the right to enforce rights associated with the trademark "Volvo" in the United States. In addition, the Company's rights hereunder shall inure to the benefit of, and are assignable to, any successor to its business.

     C.   Right to Use.

          During the term of this Agreement, Retailer has been granted the limited, non-assignable, non-exclusive right to use the name "Volvo" in the tradename used in connection with the sale and service of Company Products described in this Agreement. Retailer will not claim or make any attempt to register any corporate or other name or trademark which includes the name "Volvo" in any place or office, but Retailer may, in connection with Retailer's operations under this Agreement and upon prior approval of the Company, register a tradename containing the name "Volvo" where registration of businesses under fictitious names are conducted as required by law. The rights conferred herein will terminate upon termination of this Agreement.

     D.   Alterations.

          Retailer will not alter any Company Product furnished under this Agreement or change or substitute any of its equipment, nor do anything that will in any way infringe, impeach or lessen the value or validity of the trademarks associated with any Company Product.

     E.   Non-assignability.

          Retailer's   interest  in  this  trademark  license  is  personal  and
          non-assignable.

     F.   Assignability.

          All rights exercisable by AB Volvo as the owner of the "Volvo" trademark and tradenames shall, in the event of any assignment of such trademarks and tradenames, be fully exercisable by, and inure to the benefit of, the assignee.

27.  DISCONTINUANCE OF RIGHT TO USE TRADEMARK

     A.   Immediate Termination.

          The permission to use the Trademarks granted in Section 26 will terminate automatically if, at any time:

          (i) Retailer ceases to act as an Authorized Retailer in Company Products;

          (ii) Retailer sells or attempts to sell non-Company Vehicles or non-Genuine Volvo Parts and Accessories as Company Products;

          (iii) Retailer assigns or attempts to assign any interest in this Agreement without the written consent of the Company; or

          (iv) This Agreement expires or is terminated pursuant to Sections 1 or 10.

     B.   Delayed Termination.

          The Company or AB Volvo, upon thirty (30) days prior written notice to Retailer, may terminate the permission given by Section 26 at any time.

     C.   Discontinue Use.

          Upon termination of the rights granted by Section 26, Retailer will immediately discontinue the use of the name "Volvo" in Retailer's tradename, and will also immediately discontinue the use of any signs, structures, and forms of advertising based upon Retailer's tradename which include the name "Volvo." Immediately after termination, Retailer will take all necessary and appropriate action to change Retailer's tradename to eliminate the name "Volvo" or any combination, variation, or similar name. Immediately after termination, Retailer shall, at its expense, remove any signage containing or referring to the name "Volvo."

28.  LINES OF CREDIT

     During the term of this Agreement, Retailer will maintain a line of credit with a responsible financing institution at a level permitting Retailer to inventory Company Products commensurate with the Business Plan.

29.  ACCOUNTING AND RECORD KEEPING

     A.   Accounting.

          Retailer will keep accurate records of its business relating to the marketing, promoting, selling or servicing of Company Products. Retailer agrees to maintain a uniform accounting system in accordance with Company Policies.

     B.   Inspection.

          During regular business hours, the Company will have the right to inspect Retailer Facilities and to examine, audit and make and take copies of all records, accounts and supporting data relating to Retailer Operations. Whenever reasonably possible, the Company will provide Retailer with advance notice of an audit or inspection of Retailer Facilities. Retailer may be present at any such audit or inspection.

     C.   Financial Statements.

          On or before the tenth (10th) day of each month, Retailer will deliver to the Company, in a form prescribed by or acceptable to the Company, accurate statements of the financial condition and operating results of Retailer's Operations with regard to Company Products through the last day of the previous month. Within ninety (90) days after the end of Retailer's fiscal year, Retailer shall provide the Company with financial statements that have been reviewed by an independent Certified Public Accountant, as well as a copy of such accountant's review report.

     D.   Sales and Inventory Reports.

          Retailer shall furnish to the Company, on forms prescribed by or acceptable to the Company, accurate response of Retailer's sales and inventory of Company Products and Select Pre Owned Vehicles.

30.  RETAILER INFORMATION SYSTEMS

     Retailer agrees to install and maintain, at its expense, electronic data processing equipment and software applications that are compatible with, and supported by, the Company's computer network and business operational strategies, as the Company may determine from time to time.

31.  CHANGE IN PRICES

     Upon ten (10) days prior written notice to Retailer, the Company may change the Retailer Price and the Company's charge for distribution and delivery of any Company Vehicle. Except with regard to any discounts authorized in writing by the Company, the changed price and charge shall be the price and charge in effect, and delivery to Retailer shall be deemed to have been made and the order deemed to have been filled, upon Company's delivery to a transport carrier for delivery to Retailer or its designee. The Company will provide Retailer with price protection for Company Vehicles in accordance with the Company Policies.

32.  EXPORT OF COMPANY VEHICLES

     Retailer is authorized to sell Company Products only to customers located in the United States and agrees to abide by any export policy established by the Company.

33.  FACTORY SUGGESTED PRICE LABELS

     If Retailer finds that any new Vehicle has been delivered to Retailer with an incorrect label, or without a completed label affixed thereto pursuant to the Federal Automobile Information Disclosure Act, 15 U.S.C. Section 1232, as amended (the "Act"), Retailer will immediately notify the Company. If the Company gives written instructions to Retailer with respect to replacing or affixing a label in a manner that conforms with the Act, Retailer agrees to comply with such written instructions.

34.  INDEMNIFICATION

     A.   Indemnification by the Company.

          The Company will indemnify and hold Retailer harmless from any and all liability, loss, cost or expense, including, without limitation, reasonable attorneys' fees, resulting from or relating to any legal action against Retailer by third parties concerning bodily injury or property damage arising out of an occurrence caused solely by a defect in the design or manufacture of a Company Product; provided, however, Retailer could not have discovered that defect in the reasonable pre-delivery inspection or servicing of the Company Product.

          If any legal action identified in this Section 34 is brought against Retailer, and if Retailer promptly notifies the Company in writing of the commencement of the action and cooperates fully in the defense of the action as the Company may reasonably require, the Company agrees to undertake, at its sole expense, the defense of said action on behalf of Retailer when so requested by Retailer, and to indemnify and hold Retailer harmless in the event of an adverse judgment. The
          Company shall have the right to continue the suit in the name of Retailer if the Company deems such action to be necessary. Should the Company refuse to undertake the defense on behalf of Retailer, Retailer may conduct its own defense and, if the Company is determined to be solely liable, the Company shall be liable for the cost of the defense, including, without limitation, reasonable attorneys' fees, court costs and expenses of litigation, together with any verdict, judgment or settlement paid by Retailer.

     B.   Indemnification by Retailer

          Retailer shall indemnify the Company and/or Manufacturer (for purposes of this Section 34, individually and collectively referred to as "Indemnified Party(ies)") and hold each of them harmless from any and all liability, loss, cost or expense, including, without limitation reasonable attorneys' fees, court costs and costs of litigation, resulting from or relating to any legal action against Volvo by third parties alleging or concerning:

               (i) Retailer's failure to comply, in whole or in part, with any obligations assumed by Retailer pursuant to this Agreement; or

               (ii) Retailer's negligent or improper inspection, repairing or servicing of new or used Company Products; or

               (iii) Retailer's breach of any contract between Retailer and Retailer's customer or supplier; or

               (iv) Retailer's unfair, misleading, deceptive or fraudulent trade practices.

          If any legal action arising out of the causes specified above is brought against any Indemnified Party, and provided that the Indemnified Party promptly notifies Retailer in writing of the commencement of any such action, Retailer agrees to undertake, at its sole expense, the defense of said action on behalf of the Indemnified Party when so requested, and to indemnify and hold the Indemnified Party harmless in the event of an adverse judgment. Should Retailer refuse to undertake the defense on behalf of the Indemnified Party, such party may conduct its own defense and Retailer shall be liable for the cost of such defense, including, without limitation, reasonable attorneys' fees, court costs and costs of litigation, together with any verdict, judgment or settlement paid by the Indemnified Party.

     C.   Joint Defense.

          Whenever a legal action claims liability on the part of both the Company, as described in Section 34A, and Retailer, as described in
          Section 34B, each party shall be responsible for its own defense. Any Indemnified Party's or Retailer's responsibility for its own defense pursuant to this Section 34 shall in no way affect their respective obligations to indemnify and hold harmless.

35.  COMPLIANCE WITH LEGAL REQUIREMENTS

     Retailer agrees to pay all taxes and to take all actions required by law, including, without limitation, those actions required to comply with the National Traffic and Motor Vehicle Safety Act of 1966, the Clean Air Act, the Consumer Product Safety Act, the Magnuson-Moss Warranty Act (all as amended from time to time), and any other federal, state or local leg-islation or regulation pertaining to safety, air pollution, noise control, water pollution, handling, transportation, storage and disposal of hazardous and non-hazardous waste and materials, warranties to consumers, the sale of Company Vehicles, or other actions which may be required of automobile retailers or which the Company may reasonably request.

36.  COMPLIANCE WITH CONSUMER PROTECTION LAWS AND REGULATIONS

     Because certain Volvo Customer complaints may have legal significance for, or impose liability upon, Retailer and/or the Company under various "Repair or Replace" or other consumer protection laws and regulations. Retailer agrees to provide the Company with prompt notice of all such complaints. Retailer agrees to take other steps as the Company may reasonably require, including, without limitation, providing notice to Retailer's regional office when a vehicle is brought into Retailer which may become subject to such law or regulation prior to a presumption of liability arising under such law or regulation from the inability to repair or correct a nonconformity or condition of a Vehicle. Retailer hereby agrees to do nothing to affect adversely the Company's rights under such laws and regulations, and recognizes that failure to comply with this Section 36 may result in a chargeback from the Company for monies expended in remedying such complaints which in the reasonable opinion of the Company were caused wholly or predominantly by Retailer.

37.  TRADE PRACTICES

     The Company and Retailer each recognize the importance of dealing with each other in an open and honest manner. In addition, each party understands the importance of treating Volvo Customers and prospective Volvo customers with the utmost respect and honesty. Retailer agrees to conduct its business in a manner which will develop and maintain superior levels of customer loyalty and satisfaction, continually striving to improve Retailer's reputation, the Company, Company Products and the Volvo name, trademarks and service marks. Retailer will not engage in any unfair, deceptive, misleading, unethical, fraudulent or otherwise prohibited practice. Retailer will immediately discontinue any such advertising or practice upon written notice of objection from the Company. Any notice by the Company and discontinuance by Retailer will not prejudice any other rights the Company may have under this Agreement.

38.  REPURCHASE OF COMPANY PRODUCTS BY THE COMPANY

     Within sixty (60) days after termination of this Agreement under Section 10, the Company will repurchase the following:

          All new,  unused,  undamaged,  standard,  current  model year  Company
          Vehicles with less than 200 miles which Retailer may own or have an interest in on the date of termination, at a price paid by Retailer to the Company for such Company Vehicles less: (i) any price reduction allowance credited or paid to Retailer (net discounts, allowances or adjustments); and (ii) transportation charges paid by Retailer;

          All current model year demonstrator vehicles (as defined by the Company) and registered Volvo service loaners which are no more than one year old;

          All new, unused, standard, current model year Company Vehicles which Retailer may own or has an interest in on the date of termination, which were received by Retailer from the Company in a damaged condition and were not repaired by Retailer to standard condition, at the price specified in this Section 38, but provided that Retailer shall subrogate all claims for the repair of such Company Vehicles to the benefit of the Company;

          All new, undamaged Genuine Volvo Parts and Accessories offered for sale by the Company to its retailers on the date of termination which Retailer may own or have an interest in on the date of termination, at the then current wholesale price for such Genuine Volvo Parts and Accessories on the date of termination, less: (i) a handling charge of fifteen (15%) percent; and (ii) any charges actually paid by the Company for transportation to the Company; and

          All special tools, signs, and other special equipment and information which are, because of design, applicable only to Company Products, which Retailer may own or have an interest in on the date of termination and which are in useable and good condition except for reasonable wear and tear, at the price paid by Retailer less: (i) an amount equal to the accrued straight line depreciation on such equipment during Retailer's (assumed) ownership, if such equipment has a useful life of at least five years; and (ii) any charges actually paid by the Company for the transportation of such equipment from Retailer's place of business to the Company's place of



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



          business. Retailer will furnish to the Company satisfactory evidence of the date on which Retailer acquired an interest in such equipment, and of the price paid by Retailer.

     For purposes of this Section 38, Company Vehicles, Genuine Volvo Parts and Accessories, special tools and equipment specified in the four preceding paragraphs are referred to collectively in this Section 38 as "Repurchase Products."

     As a condition precedent to the Company's obligations under this Section 38 to purchase the Repurchase Products, Retailer shall permit the Company and Company's designee or designees, to enter the Retailer Facility at such time as the Company may reasonably determine, for the purpose of inspecting and/or taking an inventory of all or any part of Retailer's stock of Company Products.

     In connection with the Company's purchase of the Repurchase Products pursuant to this Section 38:

          (i) Retailer shall promptly deliver such Repurchase Products to the Company;

          (ii) Retailer shall comply with any and all applicable laws and requirements which may be necessary or proper to transfer good title to Repurchase Products to the Company, free and clear of any charge, lien, or encumbrance; and

          (iii) Promptly following Retailer's fulfillment of its obligations under this Section 38, the Company shall pay Retailer for the
          Repurchase Products acquired by it pursuant to this Section 38 (subject to all rights of set-off for any outstanding debt of Retailer to the Company).


                          IV. MISCELLANEOUS PROVISIONS

39.  LICENSING REQUIREMENTS

     Retailer will procure and maintain any license(s) or other applicable governmental authorization(s) necessary to operate as a new motor vehicle retailer for Company Products.

40.  INSURANCE

     Retailer will acquire and maintain insurance as follows: (i) Worker's Compensation insurance prescribed by law in the state in which Retailer is located, and Employers Liability Insurance, each with a limit of at least $500,000 per occurrence; (ii) Comprehensive general liability insurance in a form approved by the Company with a combined single limit of $1,000,000;
     (iii) automobile  liability insurance in the amount of at least $1,000,000;
     (iv) an umbrella policy to cover comprehensive general liability and auto insurance in the amount of at least $5,000,000; (v) Casualty insurance insuring Retailer Facilities in an amount, as determined by the Company, necessary to repair any casualty in an expedited manner thus enabling Retailer to continue the sales and service of Company Products; and (vi) any other type of insurance as may be deemed reasonably necessary by the Company. From time to time, the Company reserves the right to modify these insurance requirements and limits in accordance with reasonably accepted industry custom and practice.

41.  TAXES

     Retailer will comply with all applicable laws concerning collection or payment by Retailer of taxes applicable to all transactions by Retailer concerning Company Products, and Retailer shall furnish evidence of compliance to the Company within thirty (30) days after delivery of a written request.

42.  WAIVER

     Failure by either party at any time to require performance by the other party, or to claim a breach of any provision of this Agreement, will not be construed as a waiver of any subsequent breach, nor affect the enforceability of any part of this Agreement, nor prejudice either party as regards to any subsequent action.

43.  AGENCY

     Retailer is an independently operated business entity in which the Company has no ownership interest. This Agreement does not make Retailer the legal representative of the Company, or in any way create the relationship of principal and agent between the Company and Retailer, nor does this Agreement create any fiduciary or employment relationship between Retailer and the Company. Retailer hereby agrees that it will not act or attempt to act, or represent itself directly or by implication, as agent of the Company or in any manner create or attempt to create any obligation on behalf of, or in the name of, the Company.

44.  SUBRETAILERS

     Retailer has no authority to establish an associate retailer or subretailer for Company Products.

45.  ASSIGNMENT OF RIGHTS OR DELEGATION OF DUTIES

     This Agreement is in the nature of a personal services agreement and Retailer has no authority to assign the whole or any part of this Agreement, or any right or interest hereunder, without the prior written consent of an Officer, which shall not be unreasonably withheld.

46.  NOTICE AND SERVICE OF NOTICE

     Notice from Retailer to the Company will be effective only if: (i) signed by the Principal Owner or General Manager; and (ii) directed to the Company President or his authorized designee Notice from the Company shall be effective only if; (i) signed by an Officer; and (ii) directed to a Principal Owner or General Manager at the Retailer's address given on page 1 of this Agreement. Any such notice shall be sent by Certified Mail. Return Receipt Requested or by overnight mail or carrier service. In the case of Certified Mail, notice shall be deemed given upon the earlier of actual receipt or seven (7) days after such notice is sent. In the case of overnight mail or carrier service, notice shall be deemed given upon the next business day after such notice is sent. Notice may be given by facsimile, but only with the written consent of the other party.

47.  APPLICABLE LAW AND SEVERABILITY

     This Agreement will be construed in accordance with New Jersey law with respect to its interpretation and construction, but in all other respects governed by the laws of the state of Retailer's Facilities identified in
     Section 5. If any provision of this Agreement is declared invalid, unenforceable, or prohibited by the laws of the applicable state, such provision shall be severable from the balance of this Agreement, which will remain in full force and effect. Should the Company determine that any federal or state law or regulation, or any condition referred to in Section 34 or 35 requires a change or changes in any of the provisions of this Agreement, the Company may offer to Retailer an amendment or an amended Agreement embodying such change or changes. If Retailer fails to execute such amendment or amended Agreement and return it to the Company within thirty (30) days after it is delivered to Retailer, the Company may terminate this Agreement by giving notice to Retailer, with termination to be effective upon receipt by Retailer of notice.

48.  FINANCIAL INFORMATION

     Retailer  agrees  that the  Company  may  provide  to, or obtain  financial
     information  from,  financial   institution(s)  which  have  an  actual  or
     prospective relationship with Retailer.

49.  ENTIRE AGREEMENT

     This Agreement supersedes all prior agreements between the parties relative to the sale and servicing of Company Products. This Agreement contains the entire, integrated agreement between the parties and any amendment, modification, or waiver of any provision of this Agreement must be in writing and signed by an Officer, and on behalf of Retailer by a person identified in Section 2A.

50.  NO FRANCHISE FEE OR ADDITIONAL PAYMENTS

     Retailer represents and warrants that it has paid no fee, nor has it provided any funds, goods or services to any Company employee or agent in lieu of a fee, as consideration for the Company's entering into this Agreement, and that the sole consideration for the Company's entering into this Agreement was Retailer's Principal Owners' and General Manager's abilities, integrity, assurances of personal services and expressed intention to deal fairly and equitably with the Company and the public and all other promises recited in this Agreement. In addition, Retailer represents and warrants that neither it nor any Principal Owner has received any consideration, except as described in this Agreement, for entering into this Agreement.



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



51.  CAPTIONS

     The captions for the sections of this Agreement are for convenience and reference only and will not be construed to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement, or be a part of this Agreement.

52.  TIME OF THE ESSENCE

     Time is of the essence with respect to each provision of this Agreement.

53.  DATE OF PERFORMANCE

     If any date for the performance of obligations by any party under this Agreement falls on any day that is not a business day, the date on which such obligation is to be performed will be deemed to be the next business day.

54.  RULES OF CONSTRUCTION

     The following rules shall apply to the construction and interpretation of this Agreement:

          A. Singular words connote the plural number as well as the singular and vice versa, and the masculine includes the feminine and the neuter.

          B. All references herein to particular articles, sections, subsections or exhibits are references to articles, sections, subsections or exhibits of this Agreement.

          C. Each party and its legal counsel have reviewed and revised (or requested revisions of) this Agreement and, therefore, any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement.


                                 V. DEFINITIONS

55.  DEFINITIONS

     In addition to certain terms defined elsewhere in this Agreement, the following definitions shall apply throughout this Agreement:

          AREA OF RESPONSIBILITY: The non-exclusive area that the Company designates from time to time as Retailer's primary geographic territory for the marketing, promoting, selling and servicing of Company products.

          AUTHORIZED RETAILER(S): Retailers authorized by the Company to conduct Retailer Operations in connection with the marketing, promoting, selling and servicing of Company Products pursuant to the then current, duly executed Authorized Retailer Agreement.

          BUSINESS PLAN: The written business plan, in a form satisfactory to the Company, and any updates thereto, produced by Retailer and provided to the Company, which describes how Retailer will develop and maintain its Volvo business.

          COMPANY POLICY(IES): All guidelines,  regulations,  programs, manuals,
          bulletins,   policies,   and  procedures  and  subsequent   amendments
          established by the Company from time to time.

          COMPANY PRODUCTS: Company Vehicles and Genuine Volvo Parts and Accessories that bear the Volvo trademark(s), and special tools, all of which from time to time the Company may offer to Retailer.

          COMPANY  VEHICLES:   Volvo  passenger  cars  manufactured  by  or  for
          Manufacturer, and offered by the Company to Retailer for purchase.

          GENUINE VOLVO PARTS AND ACCESSORIES: Those parts and accessories, bearing the Marks/Trademarks, manufactured by or for Manufacturer or the Company, and offered for sale to Retailer by the Company.

          MANUFACTURER: Volvo Car Corporation, Gothenburg, Sweden, and any affiliate or successor in interest.

          MARKET AREA: The non-exclusive area, encompassing one or more Areas of Responsibility, that the Company designates from time to time as Retailer's primary geographic territory for the marketing, promoting, selling and servicing of Company products.

          MARK(S)/TRADEMARK(S): Any trademark or service mark that the Company either owns, or is authorized to use and/or license, with rights of enforcement.

          MEDIATION GUIDELINES: The policies to be followed in mediating a dispute between the Company and Retailer as described in Section 11.

          MEDIATION  PANEL:  The  panel of Retail  Mediators,  as  described  in
          Section 11.

          OFFICER: The president or any executive vice president, senior vice president or vice president of the Company.

          PARTNER(S)(SHIP)(ING): The terms partnership, partner(s) and partnering, as used in this Agreement and the Preamble, shall refer to the cooperative and mutually advantageous relationship that this Agreement is intended to foster between the Company and Retailer. The use of the terms partnership, partner(s) and partnering in this Agreement is not intended to create a legal partnership or joint venture between the parties to this Agreement. The Company and Retailer understand that each party is and shall remain, during the term of this Agreement, a wholly independent entity and that this Agreement does not create a fiduciary or agency relationship between the parties.

          PRINCIPAL OWNER(S): Those owners of Retailer described in Section 2A.

          REMAINING OWNER(S): Those owners of Retailer that remain after the death or incapacity of a Principal Owner, as referenced in Section 11.

          REPURCHASE PRODUCTS: Company Products, described in Section 38.

          RETAILER: The entity that is authorized to market, promote, sell and service Company Products under this Agreement.

          RETAILER FACILITY(IES): Retailer's land, buildings, improvements, and fixtures described in Section 6.

          RETAILER FACILITIES GUIDE: The Company's guide for retail facilities, as such may be issued from time to time.

          RETAILER MEDIATORS: Retailers selected by the Company and a representative group of Authorized Retailers to serve as mediators in the resolution of a dispute between the Company and a Retailer in accordance with Section 11.

          RETAILER OPERATIONS: Retailer's business of marketing, promoting, selling and servicing Company Products.

          VOLVO: A trademark, tradename and service mark of AB Volvo, a Swedish corporation.

          VOLVO CUSTOMER: A person or entity that has purchased, leased or obtained service for, any Company Product.

          VOLVO SELECT PRE OWNED VEHICLE: A Volvo vehicle that has been reconditioned by a participating Retailer in accordance with Company Policies.

          WORKING CAPITAL GUIDE: The guide produced by the Company to assist Retailer in determining, establishing, modifying, and maintaining Retailer's capital necessary to provide a superior ownership experience for Volvo Customers in Retailer's Area of Responsibility or Market Area.

This Agreement will not be binding unless it bears the signatures of an Officer on behalf of the Company and of a person named in Section 2A on behalf of Retailer.

VOLVO CARS OF NORTH AMERICA, INC.            RETAILER  European Motors, LLC
                                               d/b/a   Volvo of Chattanooga

By:   /s/ Stephen J. Gamble                  By:  /s/ Nelson E. Bowers, II
     -------------------------------              ------------------------------
     Stephen J. Gamble                            Nelson E. Bowers, II
Title: Regional Vice President               Title: Cheif Manager
     -------------------------------              ------------------------------



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